UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2009

Commission File Number: 333-153111

DOUBLE HALO RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

840 6th Avenue SW, Suite 300
Calgary, Alberta, Canada T2P 3E5
(Address of principal executive offices)

(403) 260-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01  Changes in Control of Registrant

On March 27, 2009 Susan Shacker, the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director of Double Halo Resources Inc. (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Sino Western Petroleum, Inc. (“Sino Western”) to sell 4,120,000 shares of the Company’s common stock held by 138999 Alberta Ltd., a company over which Ms. Shacker has sole voting and investment power, to Sino Western. This transaction resulted in a change of control of the Company.

Pursuant to the Share Purchase Agreement, Sino Western has agreed to purchase approximately 76% of the Company’s issued and outstanding common stock in exchange for $65,000 and the assumption by Sino Western of up to $35,000 worth of additional liabilities of the Company for outstanding legal and accounting invoices. The terms of the Share Purchase Agreement require the closing to occur on April 20, 2009.

To the Company’s knowledge, other than as described in the Share Purchase Agreement there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. To the Company’s knowledge, there are also no arrangements the operation of which may at a subsequent date result in a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Halo Resources Inc.
(Registrant)

Date: April 1, 2009	/s/ Susan Shacker
Susan Shacker
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director